UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Cousins Properties Incorporated

(Exact name of registrant as specified in its charter)

Georgia	58-0869052

(State of incorporation or organization)	(IRS Employer Identification No.)

2500 Windy Ridge Parkway Atlanta, Georgia	30339-5683

(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration file number to which this form relates:	333-120612

(If applicable)

     Securities to be registered pursuant to Section 12(b) of the Act:

Name of each exchange on which
Title of each Class to be so registered	each class is to be registered
71/2% Series B Cumulative Redeemable Preferred Stock, par value $1.00 per share	New York Stock Exchange

     Securities to be registered pursuant to Section 12(g) of the Act:

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

     A description of the 71/2% Series B Cumulative Redeemable Preferred Stock of Cousins Properties Incorporated (the “Registrant”), par value $1.00 per share (the “Series B Preferred Stock”), is set forth under the caption “Description of Series B Preferred Stock” in the Registrant’s prospectus supplement dated December 10, 2004, as filed by the Registrant with the Securities and Exchange Commission (the “SEC”) on December 13, 2004 pursuant to Rule 424(b)(2) of the Securities Act of 1933, as amended, which supplements the prospectus contained in the Registrant’s Registration Statement on Form S-3, as amended (File No. 333-120612), which was declared effective on December 3, 2004, which descriptions are incorporated herein by reference.

Item 2. Exhibits.

Exhibit
Number	Description
3.1	Restated and Amended Articles of Incorporation of the Registrant, as amended August 9, 1999 (filed as Exhibit 3.1 to the Registrant’s quarterly report on Form 10-Q for the quarter ended June 30, 2002 and incorporated herein by reference), as further amended July 22, 2003 (filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K dated July 23, 2003 and incorporated herein by reference).

3.2	By-laws of Registrant, as amended April 29, 1993, filed as Exhibit 3.2 to the Registrant’s Form 10-Q for the quarter ended June 30, 2002, and incorporated herein by reference.

4.1	Dividend Reinvestment Plan as restated as of March 27, 1995, filed in the Registrant’s Form S-3 dated March 27, 1995, and incorporated herein by reference.

4.2	Amendment to Restated and Amended Articles of Incorporation of the Registrant, filed as Exhibit 4.1 to the Registrant’s Form 8-K on December 16, 2004, and incorporated herein by reference.

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

COUSINS PROPERTIES INCORPORATED
Date: December 16, 2004	By:	/s/ James A. Fleming
James A. Fleming
Executive Vice President and Chief Financial Officer